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                                                                    EXHIBIT 99.1
                      ANCOR COMMUNICATIONS, INCORPORATED

CAUTIONARY STATEMENT IDENTIFYING RISK FACTORS THAT COULD CAUSE ANCOR'S ACTUAL RESULTS TO DIFFER FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS.

ANCOR COMMUNICATIONS, INCORPORATED desires to take advantage of the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995 (the "Act"). Contained in this Exhibit 99.1 are statements which are intended as "forward-looking statements" within the meaning of the Act. When used in filings by Ancor with the Securities and Exchange Commission, in Ancor's press releases and in any other written or oral statements made by Ancor, words or phrases such as "may," "expects," "will continue," "is anticipated," "management believes," "estimate," "projects," "hope" or expressions of a similar nature are intended to identify forward-looking statements within the meaning of the Act. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those results presently anticipated or projected. These risks and uncertainties include, but are not limited to, the factors listed under the caption "Risk Factors" below. Ancor wishes to caution readers not to place undue reliance on forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any forward-looking statements. New factors may emerge from time to time, and it is not possible for Ancor to predict all of such factors, nor can Ancor assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this exhibit are made as of the date of this Form 8-K and Ancor assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

                                  RISK FACTORS

Because we expect to incur significant product development, sales, marketing and administrative expenses, we may not become profitable.

   We have incurred significant losses since inception and expect to incur losses in the future. We expect to incur significant product development, sales and marketing and administrative expenses and, as a result, we will need to generate substantially more revenue than we have to date to achieve and maintain profitability. There is a risk that we will not be able to realize sufficient revenues to achieve profitability in the future.

If a significant market for SANs and SAN switching products does not develop, our business may fail.

   Our growth will be limited if storage area network, or SAN, technology and solutions do not become widely accepted. Our product development and marketing efforts are focused on the SAN market, which has only recently begun to develop and is evolving rapidly. The markets for new technology frequently develop more slowly than the technology targeted to those markets. Organizations often implement SANs in connection with their deployment of new storage systems and servers and, as a result, we are partly dependent on these markets. Potential end-user customers who have invested substantial resources in their existing data storage and management systems may be reluctant or slow to adopt a new approach, like SANs. We cannot be sure that SANs will ever achieve widespread market acceptance or that the market will develop as quickly as anticipated.

   Our success also depends in part upon market acceptance of our SAN switching solutions as an alternative to the use of hubs or other interconnect devices in SANs. In general, hubs are priced lower than switches. We currently expect that substantially all of our future revenue will be derived from sales of our fibre channel switches. Because this market is new, it is difficult to predict its potential size or future growth rate. If the market does not accept the use of SAN switches, our business could be adversely affected.

If our relationship with Sun Microsystems fails, our business would be materially harmed.

   In June 1999, we announced an original equipment manufacturing agreement with Sun Microsystems. Under this agreement, we expect to sell fibre channel switches to Sun for incorporation into Sun's SAN products. However, like other original equipment manufacturer agreements, our agreement with Sun does not provide us with any assurance that we will ultimately sell our products to Sun. The agreement does not require Sun to purchase any volume of products from us, and Sun could incorporate a competitor's fibre channel switch into its products. In addition, there are risks that Sun may decide to incorporate technology other than fibre channel switches into its products, or may experience problems integrating our fibre channel switches with other components of its products, either of which would result in Sun failing to purchase products from us. Together with Sun, we are currently in the final stages of testing our new switch for use with the SAN products that Sun is developing. We cannot assure you that Sun will be able to complete the integration of our switch with its final SAN products, nor can we assure you that Sun will not find any material deficiencies during this final testing stage. If Sun is unable to integrate our switch into its SAN products, if Sun finds material deficiencies with our switch or if other unanticipated events occur, our business will be adversely affected, and the price of our common stock may decline. Our relationship with Sun is new and, as a result, we have not yet achieved any sales to Sun.

   In addition to the revenue we expect to generate by selling our products to Sun, this agreement is extremely important to our business because it is viewed by the market as a validation of our technology, our
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products and our ability to service a significant original equipment manufacturer. If our relationship with Sun were harmed in any way, it would significantly negatively impact the market's perception of us and our products, and our revenues could be significantly reduced.

   As is generally the case with original equipment manufacturer agreements, our agreement with Sun contains precise manufacturing quality specifications. The agreement further contemplates that we will lower the price of our products to Sun during the term of the agreement. If we cannot satisfy these quality and price reduction provisions, Sun may seek an alternative supplier or could gain access to our technology to remedy problems that we cannot correct.

If we fail to develop and maintain relationships with successful original equipment manufacturers, we may be unable to become profitable.

   To succeed in the SAN market, we will need to sell our products directly to original equipment manufacturers. We have only recently marketed our products to original equipment manufacturers, and we have limited experience selling our products to them. We cannot be certain that our original equipment manufacturer customers will continue to develop, market and sell products that incorporate our technology, nor can we control their ability or willingness to do so. We sell our products through original equipment manufacturers who compete in highly competitive markets, and our success will depend on the success of these customers. If we fail to develop and manage relationships with original equipment manufacturers or if our customers fail to sell our products, we may be unable to achieve profitability.

   Original equipment manufacturers typically conduct significant evaluation, testing, implementation and acceptance procedures before they begin to market and sell products incorporating new components. This evaluation process can be lengthy and may range from several months to over a year. In addition, the process is complex, and we may be required to incur significant sales, marketing and management expenses to support it. The process is becoming more complex as we simultaneously qualify our products with multiple customers. As a result, we may expend significant sales, marketing and managerial resources to develop customer relationships without success or before we recognize any revenue from these relationships. In addition, even if we are selected by an original equipment manufacturer as a supplier, there is typically no purchase commitment made. Thus, we cannot assure you that we will sell specified or minimum amounts of product to any current or future original equipment manufacturer customers.

Competition in the SAN market may lead to reduced sales of our products, reduced profits and reduced market share.

   Because of the intense competition to provide components to the SAN market, our business may not develop as significantly as we expect or we may lose current or potential customers. Alternatively, our profitability could be impaired by pricing pressure from intense competition. Our primary competitor in the fibre channel switch market, Brocade Communications, currently sells more switches than we do, and its perception by some as an early leader in the SAN market may adversely affect our ability to develop new customer relationships. Other companies are also providing fibre channel switches and other products to the SAN market, including Gadzoox, McData and Vixel, and their products could become more widely accepted than ours. In addition, a number of companies, including Emulex, Interphase, JNI and QLogic are developing, or have developed, fibre channel products other than switches, such as adapters or hubs, that compete with our products in some applications. We anticipate that these and other companies may introduce additional fibre channel products, including switches, in the near future. To the extent that these companies have a current supplier relationship with our potential customers, it will be more difficult for us to win business from these potential customers. If fibre channel technology gains wider market acceptance, it is likely that an increasing number of competitors will begin developing and marketing fibre channel products. Some of the companies that produce or may produce competitive fibre channel products have substantially greater resources, greater name recognition and access to larger customer bases than we do. As a result, our competitors may succeed in adapting more rapidly and effectively to changes in technology or the market. If we fail to compete effectively, it would prevent us from generating sufficient sales to allow us to attain profitable operations.

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Our revenue will be materially reduced as a result of the warrant we granted to
Sun Microsystems.

   As part of our agreement with Sun, we granted a warrant to Sun to purchase up to 1.5 million shares of our common stock at an exercise price of $7.30 per share. In order for the warrant shares to vest, Sun must purchase products from us. The warrant shares are earned at the rate of one share for each $67.00 of revenue we receive from Sun through September 30, 2002. In each period in which the warrant shares are earned, a non-cash sales discount will be recorded. The amount of the non-cash sales discount will be the fair value of the warrant shares which are earned in the period. Fair value of the warrant shares will be calculated by using the Black-Scholes option pricing model. The primary component in the Black-Scholes calculation is the value of our common stock at that time. The value of the warrant shares, and the corresponding sales discount, increases as our stock price increases. Conversely, the value of the warrant shares, and the corresponding sales discount, decreases as our stock price decreases. Since the value of our stock cannot be estimated, it is not possible to estimate the amount of the non-cash sales discount that could be recorded, but it could be significant. For example, if our share price is $28.81, the value of a warrant share would be $27.06 based on the Black Scholes option pricing model. This means that for each $67.00 in gross revenue to Sun, we would record a non-cash sales discount of $27.06. Depending on our stock price, this sales discount could cause us to report a negative gross margin on sales to Sun.

   In addition to the impact of newly earned warrant shares, revenue in any quarter will also be affected by a change in the value of the warrant shares that were earned in prior periods but not yet exercised. For example, if some warrant shares are earned in the first quarter of 2000, we would record a non-cash sales discount based on the fair market value of those warrant shares as of the end of that quarter. If Sun does not exercise these warrant shares by the end of the second quarter of 2000, we would either record an additional non-cash sales discount or a non-cash sales credit depending on the change in the value of those warrant shares from the end of the first quarter to the end of the second quarter. If Sun exercises the warrant shares in the third quarter, we would record a final non-cash sales discount or a non-cash sales credit based on the change in the value of the warrant shares from the end of the second quarter to the date Sun exercises the warrant shares. We cannot predict the impact on our revenue because it is dependent on the number of warrant shares Sun holds and the change in our stock price.

The market for SANs and for our products may be impaired if sufficient interoperability is not achieved and maintained.

   Given that organizations want products that they purchase from different vendors to work together, the ability of the various components that comprise a SAN, such as adapter cards, hubs and switches, to interoperate is an important factor in the development of the SAN market. Currently, the manufacturers of these various components have not established a complete interoperability standard and may never do so. If manufacturers of fibre channel SAN products do not manufacture products that interoperate with the products of other manufacturers, the development of the SAN market may be limited. In addition, if interoperability standards are not agreed upon, our products could fail to achieve the desired level of market acceptance because potential customers may believe that a competitor's products represent the standard that will more likely prevail.

   In addition, our products are designed to conform to the fibre channel interconnect protocol and other industry standards. There is a risk that fibre channel, or the other standards we have employed, may not be widely adopted, and competing standards may emerge that will be preferred by original equipment manufacturers or end-users. If end-users and original equipment manufacturers do not adopt the standards we have adopted for our products, our growth may be limited.

Since we have entered the SAN business recently, we cannot reliably predict our operating requirements.

   Our inability to accurately anticipate our future operating results could cause us to incur unnecessary expenses or to forego opportunities because we may not take sufficient steps to support growth. Moreover, most of our expenses are fixed in the short-term or incurred in advance of receipt of corresponding revenue. As a

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result, we may not be able to decrease our spending to offset any unexpected shortfall in our revenues. We have only recently begun marketing our products to the SAN market and do not have meaningful historical results upon which to base our forecasts. If we are unable to forecast our operating requirements, our results of operations could be negatively impacted.

If we are unable to develop new and enhanced products that meet customer needs and achieve widespread market acceptance, our results of operations could be negatively impacted.

   The data storage markets are subject to rapid technological change, including changes in customer requirements, frequent new product introductions and enhancements, and evolving industry standards. Our success depends in part on our ability to keep pace with technological developments and emerging industry standards. We must also respond to evolving customer requirements by enhancing our current products and developing and introducing new products. There is a risk that if we fail to anticipate or respond rapidly to advances in technology by adapting our products appropriately, our products could become obsolete. If this occurs, our business could be adversely affected. As we introduce new or enhanced products, we will also need to manage successfully the transition from older products to minimize disruption in our customers' ordering patterns, to avoid excessive levels of older product inventories and to ensure that enough supplies of new products can be delivered to meet our customers' demands. If we fail to develop and introduce successfully new products and product enhancements, our revenue would be reduced, or we could incur substantial charges.

Since our business is dependent on a small number of customers, the loss of any one of them will materially reduce our revenues.

   In the past, a significant portion of our revenue has been generated by three customers. Hucom generated 4% of our revenue in 1998, 88% in 1997, and 41% in 1996. Netmarks, which succeeded Hucom as our Japanese distributor, generated 22% of our revenue in 1998. Boeing generated 50% of our revenue in 1998, 9% in 1997, and 1% in 1996. None of these customers is expected to contribute a significant portion of our revenues in the future as a result of our change in focus from the local area network market to the SAN market.

   Going forward, we expect to derive a substantial portion of our revenue from original equipment manufacturers. To date, we have agreements with only eight original equipment manufacturers, and anticipate that a small number of customers will account for a significant portion of our future revenues. Our agreements with original equipment manufacturers do not provide any assurance of future sales to these customers. Original equipment manufacturers can stop purchasing and marketing our products at any time and our agreements are not exclusive and do not require any minimum purchases. If we lose any significant customers or if a significant customer materially reduces its purchases of our products, our revenues might decline.

New products we develop may contain undetected hardware and software errors, which could require significant expenditures of time and money to correct, harm our relationships with existing customers, and negatively impact our reputation in the industry.

   Like other products as complex as ours, our SAN switches may contain undetected hardware or software errors when we first introduce new products or release new versions of existing products. Despite our testing and quality control efforts, we anticipate that errors may be found from time to time in our new or enhanced products after commercial introduction. In addition, our products are combined with products from other vendors. As a result, when problems occur, it may be difficult to identify the source of the problem. If we are unable to rapidly correct any errors, it could result in the following and other consequences:

  . delay or loss of market acceptance of our products;

  . significant warranty or other liability claims;

  . diversion of engineering and other resources from product development efforts;

  . significant customer relations problems;

  . loss of credibility in the market; and

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  . inability to sell our products until any errors are corrected.

Moreover, the occurrence of hardware and software errors, whether caused by our products or another vendor's SAN products, could delay or prevent the development of the SAN market. Our growth depends on our SAN products and if any of these events occur, our business could be seriously harmed.

If our subcontractors do not meet our manufacturing needs, we may not be able to produce and sell our products.

   We subcontract a majority of our production activities, including the manufacture, assembly and testing of our products. We currently depend upon LSI Logic for the manufacture of our application specific integrated circuits, or ASICs, and Pemstar for the manufacture and assembly of our switch products. We depend on these and other subcontractors to deliver high quality products in a timely manner, but we cannot assure you that they will. We currently do not have a long-term supply contract with any of our subcontractors. Our subcontractors are not obligated to supply products to us for any specific period, or in any specific quantity, except as may be provided in a particular purchase order. We generally place orders with our subcontractors between one and three months before scheduled delivery of products to our customers. Accordingly, if we inaccurately forecast demand for our products, we may be unable to obtain adequate manufacturing capacity from our subcontractors to meet our customers' delivery requirements, or we may accumulate excess inventories. Poor performance by one of our subcontractors would have a material adverse effect on our business until we find an alternate subcontractor. We cannot assure you that we would be able to find an alternate subcontractor to deliver quality products at an acceptable price. If we experience problems with one of our subcontractors, our business could be materially adversely affected.

   In addition, future growth may cause us to increase the orders to our subcontractors. If this happens, we may not be able to accurately forecast our needs or manage our relationship with our subcontractors during the transition. Significant increases in the volume of product we order will also place increased demands on our subcontractors, including the need to secure adequate supplies of the components needed for our products and to successfully begin large scale production of a new line of products. Frequently, manufacturers encounter delays or difficulties in beginning volume production of new product lines. If we or our subcontractors are not able to effectively manage the anticipated increase in production volumes, our business could suffer.

Our dependence on a limited number of suppliers and the possible unavailability of some key components may prevent us from being able to produce our products.

   Some of the components we use in our products are available only from a single supplier, or from a limited number of suppliers. For example, we purchase ASICs and microprocessors from single sources, and power supplies and other specific electronic components used in our products from limited sources. Other components may occasionally be in short supply or temporarily be available from only a single supplier. The following factors could each have a material adverse effect on our ability to obtain components for our products:

  . scarce quantities of components;

  . a reduction or interruption in component supply;

  . a disruption of existing supplier relationships;

  . an inability to develop alternative sources; and

  . a significant increase in the price of components.


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If we are unable to buy components on a timely basis, we will not be able to produce our products.

If our business grows, it will place increased demands on our management, operational and production capabilities that we may not be able to adequately address. If we are unable to meet these increased demands, our business will be harmed.

   Unless we manage our growth effectively, we may make mistakes in operating our business, such as inaccurate sales forecasting and material planning. Future growth of our operations may place significant demands on our management, operational and production resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we cannot manage growth effectively, our business could suffer.

If we fail to comply with evolving regulatory approvals or government regulations or the emerging fibre channel standard, we may be unable to sell our products.

   If we fail to comply with evolving regulatory approvals or government regulations, we may be unable to sell our products. Similarly, if we fail to comply with the emerging fibre channel standard, we may be unable to sell our products. Our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories in the United States. Internationally, products that we develop will also be required to comply with standards established by authorities in various countries.

We expect our quarterly revenues and operating results to fluctuate for a number of reasons which could cause our stock price to fluctuate.

   Our quarterly revenues and operating results have varied significantly in the past and are likely to vary significantly in the future due to several factors. The primary factors that may affect our quarterly results include the following:

  . the effect of the warrant granted to Sun Microsystems;

  . timing, size and terms of customer orders;

  . changes in customer buying patterns;

  . uncertainties associated with the introduction of any new product or product enhancement;

  . the timing of the announcement and introduction of new products by us or our competitors;

  . the mix of our products sold and the mix of distribution channels through which our products are sold;

  . deferrals of customer orders in anticipation of new products, services or product enhancements introduced by us or our competitors;

  . technological developments affecting the data communication network market; and

  . the overall strength of the economy.

As a result of the variability in our operating results, our stock price has fluctuated and may continue to fluctuate in the future. It is likely that in some future period our operating results will be below your expectations or those of public market analysts. If our operating results are lower than expected, our stock price could decline.

The market price of our stock may be volatile.

   Like other technology companies, our stock price may be volatile and could drop substantially below the price investors pay for shares in this offering. In addition to changes in our stock price resulting from operating results, our stock price may fluctuate due to the following factors:

  . changes in financial estimates by securities analysts;

  . changes in market valuations of other technology companies;

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  . gain or loss of significant original equipment manufacturer customers;

  . short-selling of our common stock;

  . announcements of business developments by us or our competitors;

  . public perception regarding fibre channel's market status;

  . developments or disputes concerning proprietary rights;

  . technological innovations or newly introduced products;

  . general conditions in the data communications network industry and the economy; and

  . comments about us or our markets posted on the internet.

Loss of key personnel or the inability to hire additional qualified personnel would negatively impact our business.

   The loss of the services of any of our key management employees, our inability to attract and retain qualified personnel or delays in hiring required personnel, particularly engineers and sales personnel, could delay the development and introduction of, and negatively impact our ability to sell, our products. In addition to our key management personnel, our success depends on our ability to attract and retain highly skilled managerial, engineering, sales and marketing and other personnel. Competition for these personnel is intense. In recent years, there has been great demand for qualified skilled and unskilled employees in the Minneapolis area, where our main operations are located, and in other areas where we operate. There is a risk that we will be unsuccessful in attracting and retaining the personnel we need for our business.

Our business is dependent on our intellectual property, and our inability to protect our intellectual property could negatively affect our ability to compete.

   Our success will depend on our ability to protect our intellectual property rights. To establish and protect our intellectual property rights, we rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure. We also enter into confidentiality or license agreements with our consultants, customers and corporate partners. We cannot be certain that the steps we take to protect our intellectual property will adequately protect our proprietary rights, or that others will not independently develop or otherwise acquire equivalent or superior technology. In addition, the laws of some of the countries in which our products are or may be sold may not protect our proprietary rights as fully as in the United States.

We may be a party to intellectual property litigation, which may result in significant costs and be time consuming.

   In the future, we may be a party to intellectual property litigation, either to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. Any litigation or dispute, regardless of its success, would likely result in substantial costs and be time consuming. An adverse determination could:

  . subject us to significant liabilities to third parties;

  . invalidate our proprietary rights;

  . require us to seek licenses from or pay royalties to third parties;

  . require us to develop appropriate alternative technology; or

  . require us to stop using the challenged intellectual property or stop selling our products that incorporate it.

Any of these events could have a material adverse effect on our business, financial condition and results of operations.


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Because of competitive pricing pressures, the average price of our products may decline, resulting in a decrease in our revenues and gross margins.

   We anticipate that the average price of our products will decrease in the future in response to competitive pricing pressures and changes in product mix or other factors. If we are unable to offset these decreases by increasing our sales volumes, our revenues will decline. In addition, to maintain our gross margins, we must develop and introduce new products and product enhancements, and we must continue to reduce the manufacturing cost of our products. If we fail to do this, our business could suffer.

We may not be successful in our international sales activities, which could adversely affect our growth.

   Our international sales will be limited if we are unable to establish and maintain relationships with international distributors and original equipment manufacturer customers. Even if we increase our international sales efforts, we cannot be certain that we will increase demand for our products in these markets. Our international operations are subject to a number of risks, including:

  . longer sales cycles;

  . difficulty in collecting accounts receivable;

  . political and economic instability;

  . reduced protection of intellectual property rights;

  . protectionist laws and business practices that favor local competition;
    and

  . dependence on local vendors.

   To date, none of our international revenues and costs has been denominated in foreign currencies. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and therefore less competitive in foreign markets. A portion of our international revenues may be denominated in foreign currencies in the future, which will subject us to risks associated with fluctuations in those foreign currencies.

If we, our key suppliers or our customers are not ready for the year 2000 calendar change, our business may be severely disrupted and our business may be negatively affected.

   The year 2000 computer issue creates risks for us. Year 2000 issues exist when computer systems and applications fail to recognize date information correctly when the year changes to 2000. If those computer programs are not corrected, many computer systems could fail or create erroneous results. We believe that the most significant year 2000 risk to us relates to year 2000 compliance of our suppliers and customers, particularly because we are dependent on third party manufacturers. We are in the process of identifying year 2000 issues of key third parties which could impact us. We cannot assure you that the year 2000 issue will be properly addressed by customers, vendors and other third parties. The efforts of third parties are not within our control, and their failure to remedy year 2000 issues successfully could result in business disruption, loss of revenue and increased operating cost. In addition, concern over year 2000 issues may make potential customers reluctant to invest in advanced new technology, like SANs, on which our business depends.

Our shareholder rights plan, articles of incorporation and Minnesota law could make it more difficult for a third party to acquire us and may prevent our shareholders from recognizing a premium on our stock.

   Our shareholder rights plan and provisions of our articles of incorporation and of the Minnesota Business Corporation Act may make it more difficult for a third party to acquire us, even if doing so would allow our shareholders to receive a premium over the prevailing market price of our shares. Our shareholder rights plan and those provisions of our articles of incorporation and Minnesota law are intended to encourage potential acquirers to negotiate with us and allow our board of directors the opportunity to consider alternative proposals

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in the interest of maximizing shareholder value. However, such provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.

We may not meet our future capital needs, limiting our ability to grow.

   We may require additional capital to support our operations in the future. Additional capital may be unavailable, or available only on unfavorable terms. Any additional equity financings may be dilutive to purchasers in this offering. Any debt financing may involve restrictive covenants that could limit how we conduct our business or limit our ability to pay dividends. Failure to secure additional financing if and when needed could adversely affect our operations. If we are unable to raise additional capital, we would be required to delay, scale back, or eliminate market expansion activities and research and development on existing or new products, or cease operations entirely.

We have a legal proceeding pending which, if decided against us, could require a substantial cash payment.

   We have been sued in Hennepin County district court in the State of Minnesota by an entity with which we were negotiating a lease. We intend to defend this suit vigorously. However, the litigation process is inherently uncertain and we may not prevail. Our defense of this litigation, regardless of its outcome, has and will continue to consume management and financial resources. If we do not prevail, we could be subject to material financial liabilities.

Our business may be harmed by class action litigation due to the volatility of our stock price.

   In the past, parties have brought securities class action litigation against a company after periods of volatility in the market price of the company's securities. We were a defendant in a consolidated class action captioned In re Ancor Communications, Inc. Securities Litigation, Case No. 97-CV-1696 (D. Minn.) which alleged that we violated the federal securities laws. We settled the lawsuit in November 1998 and the district court dismissed it in February 1999. Under the terms of the settlement, a fund was created in the amount of $1,650,000. We paid $250,000 of the total settlement and our insurer paid the remaining $1,400,000. We may be the target of similar litigation in the future. Additional securities litigation could result in substantial costs and divert our management's attention and resources.

Future sales of our common stock could adversely affect our stock price.

   Future sales of substantial amounts of our common stock in the public market, including the shares covered by this prospectus, or the perception that these sales could occur, could adversely affect the market price of our common stock. As of June 30, 1999, we had outstanding 24,889,107 shares of common stock, plus 3,430,734 shares of common stock reserved for issuance upon exercise of outstanding options, 135,834 of which are currently exercisable and 1,686,043 of which become exercisable as of October 21, 1999, and 2,120,392 shares of common stock reserved for issuance upon exercise of outstanding warrants, 620,392 of which are currently exercisable. All of the outstanding shares of our common stock are either freely saleable or saleable under currently effective registration statements.

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